Exhibit 99.2

QT IMAGING MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis provides information that the management of QT Imaging believes is relevant to an assessment and understanding of the consolidated results of operations and financial condition of QT Imaging. The discussion should be read in conjunction with the “Summary Historical Financial Information of QT Imaging” and QT Imaging’s audited consolidated financial statements, including the notes thereto, attached as Exhibit 99.1 to the Amendment No. 1 to the Current Report on Form 8-K/A to which this is an exhibit.

This discussion contains forward-looking statements based upon QT Imaging management’s current beliefs and expectations that involve risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those made or implied in the forward-looking statements. QT Imaging’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and those set forth under “Risk Factors” and elsewhere in the final proxy statement/prospectus (the “Final Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2024 by GigCapital5, Inc. (“GigCapital5”), now known as QT Imaging Holdings, Inc. (“QTI Holdings”). Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which reflect QT Imaging management’s analysis only as of the date hereof.

Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Condition and Results of Operations of QT Imaging” to “we,” “our,” “us,” “QT Imaging,” and the “Company” refer to the business and operations of QT Imaging and its subsidiary prior to the Merger. Terms not defined herein are as defined in the Final Proxy Statement/Prospectus.

Overview

We are a medical device company engaged in the research, development, and commercialization of innovative body imaging systems using low energy sound. We believe that medical imaging is critical to the detection, diagnosis, monitoring and treatment of diseases, and we believe that it should be made safe, affordable and accessible. Our goal is to improve global health outcomes by leveraging imaging device technologies to tackle critical healthcare challenges with accuracy and precision without exposure to ionizing radiation.

With nearly $18 million in grants committed by the U.S. National Cancer Institute (part of the U.S. National Institutes of Health) to support the development of the QT Breast Scanner, QT Imaging has developed a body imaging technology that has a comparatively high resolution, sensitivity, specificity, and positive and negative predictive values. The technology is based on ultra-low frequency transmitted sound and uses a sound back- scatter design and inverse-scattering reconstruction to create its images.

Since our inception, we have devoted substantially all our financial resources to acquiring and developing the base technology for our body imaging systems, conducting research and development activities, securing related intellectual property rights, and for general corporate operations and growth. Our first product, the QT Breast Scanner, received FDA’s 510(k) market clearance in 2017.

We have incurred net operating losses and negative cash flows from operations since our inception and had an accumulated deficit of $17,770,145 as of December 31,2023. During the year ended December 31, 2023, we incurred a net loss of $6,098,951 and used $2,651,143 of cash in operating activities. We to continue to incur losses, and our ability to achieve and sustain profitability will depend on the achievement of sufficient revenues to support our cost structure. We may never achieve profitability and, unless and until we do, we will need to continue to raise additional capital.

We expect to incur additional recurring administrative expenses associated as a publicly traded company, including costs associated with compliance under the Exchange Act of 1934, as amended (the “Exchange Act”), annual and quarterly reports to shareholders, transfer agent fees, audit fees, incremental director and officer liability insurance costs, Sarbanes-Oxley Act compliance readiness, and director and officer compensation.

Recent Developments

On October 26, 2023, the QTI Working Capital Note (as defined below) was amended to increase the outstanding principal amount to $705,000 and extend the potential maturity date from December 1, 2023 to December 31, 2023. Subsequent to December 31, 2023, the QTI Working Capital Note was agreed to be amended and subordinated pursuant to and in accordance with the terms of the Business Combination Agreement. Effective on the Closing of the Business Combination, the QTI Working Capital Note cannot be repaid prior to the repayment or conversion of the Pre-Paid Advance received from YA II PN, Ltd., an investment fund managed by Yorkville Advisors Global, LP, and its affiliates (“Yorkville”).

On November 10, 2023, we, Merger Sub and GigCapital5 entered into the Third Amendment to Business Combination Agreement, which, among other things, amended certain definitions of the Business Combination Agreement.

On November 10, 2023, we entered into a Securities Purchase Agreement and raised a private secured convertible bridge financing in the aggregate amount of $1,000,000 (“Bridge Loan”) from five investors (“Bridge Lenders”) led by Meteora Capital Partners, LP (“Meteora”) and collateralized by all of our assets. The notes from the Bridge Loan are interest-free but at the option of the holder, (a) can be repaid at the Closing of the Business Combination by the QTI Holdings in cash in the amount of $240,000, or (b) is convertible immediately prior to the Closing of the Business Combination into such number of shares of QT Imaging common stock that upon the completion of the Business Combination and the application of the Exchange Ratio will be exchanged for such consideration as is provided for in the Business Combination Agreement, including that number of shares of QTI Holdings common stock as is equal in the aggregate to 500,000 shares of QTI Holdings common stock. On March 4, 2024, four of the five Bridge Lenders elected to be repaid in cash for an aggregate of $960,000 and one Bridge Lender converted $200,000 into 100,000 shares of QTI Holdings common stock.

We and GigCapital5 also entered into the stock subscription agreements dated November 10, 2023 with three of the Bridge Lenders as subscribers for the purchase of shares of QT Imaging common stock at an aggregate purchase price of $3,000,000 in such amount that upon the completion of the Business Combination and the application of the Exchange Ratio will be exchanged for such consideration as is provided for in the Business Combination Agreement, including that number of shares of QTI Holdings common stock as is equal in the aggregate to 1,200,000 shares of QTI Holdings common stock. Immediately prior to the close of the Business Combination, each subscriber received that number of shares of QT Imaging common stock that upon the completion of the Business Combination was exchanged for 50,000 shares of QTI Holdings common stock. In addition, as consideration for its services for the stock subscription agreements, Meteora received that number of shares of QT Imaging common stock that upon the completion of the Business Combination was exchanged for 50,000 shares of QTI Holdings common stock (the aggregate amount of shares of QTI Holdings common stock in this and immediately preceding sentence are collectively referred to as “Early Investor Consideration Shares”). On March 4, 2024, three of the Bridge lenders received an aggregate 1,400,000 shares of QTI Holdings common stock in accordance with the stock subscription agreements noted above.

On November 10, 2023, we entered into a Fourth Amendment and Termination Agreement (“Fourth Amendment”) of the private placement agreement dated December 15, 2020 with US Capital Global QT Ultrasound LLC (“USCG QT”), an affiliate of US Capital Global (“US Capital” or “USCG”). In conjunction with this Fourth Amendment, we, US Capital, and Meteora executed a subordination agreement (the “USCG Subordination”) whereby we granted USCG QT a warrant to purchase 25,000 shares of QT Imaging common stock with a strike price of $2.50 in exchange for subordinating their senior secured position to Meteora. US Capital was also issued a $200,000 senior secured convertible promissory note (the “US Capital Note”) by us as part of the Bridge Loan to terminate the private placement agreement on a go forward basis (see the Bridge Loan above), a warrant to purchase 35,329 shares of QT Imaging common stock with a strike price of $2.50 and was entitled to a commission payable of $20,000 in connection with the Bridge Loan. On March 4, 2024, these warrants automatically net exercised into 16,320 shares of QT Imaging common stock and subsequently converted into 5,594 shares of QTI Holdings common stock pursuant to the terms of the Business Combination Agreement.

On November 10, 2023, two related party holders of the 2020 Notes converted a total outstanding balance of $200,000 plus $33,644 of accrued interest into 100,000 shares of QT Imaging common stock.

On November 15, 2023, we entered into a Standby Equity Purchase Agreement with GigCapital5 and Yorkville, pursuant to which, upon the closing of the Business Combination, the QTI Holdings can sell to Yorkville up to $50.0 million of QTI Holdings common stock at QTI Holdings’ request any time during the 36 months following the closing of the Business Combination. In addition, QTI Holdings can also request a Pre-Paid

Advance from Yorkville up to an amount of $10.0 million at the Closing of the Business Combination as evidenced by the Yorkville Note. As consideration for the Pre-Paid Advance, immediately prior to, and substantially concurrently with, the Closing of the Business Combination, we issued to Yorkville that number of our shares which converted in the aggregate into 1,000,000 shares of QTI Holdings common stock upon the completion of the Business Combination. On March 4, 2024, we received the Pre-Paid Advance of $9,005,000 of net proceeds from Yorkville (“Yorkville Note”) that will be due 15 months from the date of issuance, and interest shall accrue on the outstanding balance of the Yorkville Note at an annual rate equal to 6%, subject to an increase to 18% upon an event of default as described in the Yorkville Note. The Yorkville Note shall be convertible by Yorkville into shares of QTI Holdings common stock.

On November 22, 2023, we, Merger Sub and GigCapital5 entered into the Fourth Amendment to Business Combination Agreement which extended the Outside Date (as defined in the Business Combination Agreement) from December 31, 2023 to March 31, 2024.

On December 19, 2023, we entered into an additional stock subscription agreement for the aggregate purchase price of $500,000 in such amount that upon the completion of the Business Combination and the application of the Exchange Ratio will be exchanged for such consideration as is provided for in the Business Combination Agreement, including that number of shares of QTI Holdings common stock as is equal in the aggregate to 200,000 shares of QTI Holdings Common stock. On February 28, 2024, we received $500,000 in exchange for 583,596 shares of QT Imaging common stock, which converted into 200,000 shares of QTI Holdings common stock in accordance with the terms of the Business Combination Agreement.

In February 2024, we and GigCapital5 (together the “parties”) entered into a Subscription Agreement with William Blair & Co., L.L.C. (“William Blair”) for the purchase of shares of QT Imaging common stock. Pursuant to the Subscription Agreement, we issued to William Blair in satisfaction of certain fees owed to William Blair for its services to the parties, that number of shares of QT Imaging common stock which at the completion of the Business Combination would be converted in accordance with the terms of the Business Combination Agreement into 740,000 shares of QTI Holdings common stock.

In February 2024, the parties agreed to amend one of the September 2023 Non-Redemption Agreements, pursuant to which, and in addition to the QT Holdings common stock issuable Mizuho Securities USA, LLC (“Mizuho”) under the September 2023 Non-Redemption Agreement, Mizuho shall receive from us, in exchange for $250,000 of services rendered by Mizuho, that number of QT Imaging common stock that will be converted in accordance with the terms of the Business Combination Agreement into 100,000 shares of QTI Holdings common stock.

In February 2024, the parties agreed to amend one of the September 2023 Non-Redemption Agreements to provide that in addition to the QTI Holdings common stock issuable to Mizuho Securities USA, LLC (“Mizuho”). On March 4, 2024, and pursuant to the September 2023 Non-Redemption Agreement and in exchange for $250,000 of services rendered, Mizuho received that number of Company’s common stock that converted into 100,000 shares of QTI Holdings common stock in accordance with the terms of the Business Combination Agreement.

In February 2024, we and GigCapital5 entered into two additional subscription agreements with each of Donnelley Financial Solutions, LLC (“DFIN”) and IB Capital LLC (“iBankers”), dated as of February 23, 2024 and February 22, 2024, respectively (together, the “Subscription Agreements”), for the purchase of shares of QT Imaging common stock. Pursuant to the Subscription Agreements, we issued to each of DFIN and iBankers in satisfaction of $500,000 and $600,000 of fees owed to DFIN and iBankers, respectively, for their services, that number of shares of QT Imaging common stock which at the completion of the Business Combination converted in accordance with the terms of the Business Combination Agreement into 200,000 and 240,000 respective shares of QTI Holdings common stock.

In February 2024, we and GigCapital5 entered into a Note Purchase Agreement (“Cable Car NPA”) with Funicular Funds, LP (“Cable Car”), pursuant to which Cable Car agreed to advance $1,500,000 at the closing of the Business Combination, as was evidenced by a promissory note that may be convertible in certain circumstances into shares of QTI Holdings common stock at a conversion price of $2.00 per share (the “Loan”) dated March 4, 2024 by and between us and Cable Car. The Loan does not bear interest, and is due and payable 13 months after issuance, unless the time for payment is accelerated as a result of an event of default. As full compensation to Cable Car for the Loan to QTI Holdings in lieu of any simple or in-kind interest on the Loan, we issued to Cable Car that number of shares of QT Imaging common stock which at the completion of the Business Combination were converted in accordance with the terms of the Business Combination Agreement into 180,000 shares of QTI Holdings common stock. QT Imaging, and its wholly owned subsidiary, QT Ultrasound Labs, Inc., at the Closing also provided a guaranty (the “Cable Car Guaranty”), whereby each of them unconditionally guaranteed, as primary obligor and not merely as surety, the prompt and complete payment and performance when due, whether by demand, acceleration or otherwise, of the obligations of QTI Holdings under the Loan in the currency in which and as such obligations are to be paid or performed. Furthermore, QTI Holdings and the parties to the Cable Car Guaranty (the “Grantors”) granted a security interest in certain of their assets, which among other things, do not include their intellectual property assets, pursuant to the terms of a Security Agreement, dated March 4, 2024, by and between the Grantors and Cable Car.

In February 2024, we and LionBay Ventures (“LionBay”) entered into a Settlement and Termination Agreement (“Termination Agreement”). Pursuant to the terms of the Termination Agreement, we terminated its Service Agreement with LionBay dated May 18, 2021 and the First Amendment of the Service Agreement dated September 1, 2021 (collectively as “Service Agreement”). In exchange for the termination of the Service Agreement and the termination of options to purchase 17,000 shares of QT Imaging common stock with a strike price of $8.50 per option that were issued as part of the Service Agreement, we agreed to issue 10,000 shares of QTI Holdings common stock.

On March 4, 2024, QTI Holdings (f/k/a GigCapital5) consummated its Business Combination with QT Imaging, pursuant to the Business Combination Agreement, dated as of December 8, 2022.

On March 4, 2024 and in accordance with the terms of the Business Combination Agreement, we cancelled and terminated all outstanding warrants that were deemed out of the money with an exercise price of or above $4.00 per share, including all warrants sold as part of the Units in the 2022 Offering and warrants that were issued to consultants and placement agents in association with debt issuance and past private offerings.

On March 4, 2024, we terminated the Plan and cancelled 3,646,921 of outstanding options under the Plan in accordance with the terms of the Business Combination Agreement.

On March 4, 2024, the Note principal and related accrued interest balance of $3,233,388 and the US Capital Note principal balance of $200,000 was converted into 1,048,330 and 291,798 shares of QT Imaging common stock, respectively. Additionally, warrants to purchase 60,329 shares of QT Imaging common stock were net settled into 16,320 shares of QT Imaging common stock, which then converted into 5,594 shares of QTI Holdings common stock in accordance with the terms of the Business Combination Agreement.

On March 4, 2024, as consideration for the September 2023 Non-Redemption, we issued 427,477 shares of QTI Holdings common stock to Non-Redeeming Shareholders.

Components of Our Results of Operations

Revenue

Revenue consists of revenue from the sale of our products including the QT Breast Scanner, accessories, and related services, which are primarily training and maintenance. For sales of products (which include the QT Breast Scanner and any accessories), revenue is recognized when a customer obtains control of the promised goods. The amount of revenue recognized reflects the consideration we expect to be entitled to receive in exchange for these goods. Service revenue is generally related to maintenance and training the customer. Service revenue is recognized at the time the related performance obligation is satisfied, in an amount that reflects the consideration that we expect to receive in exchange for those services.

Cost of Revenue

Cost of revenue consists of our product costs, including manufacturing costs, personnel costs and benefits, duties and other applicable importing costs, shipping and handling costs, packaging, warranty replacement costs, fulfillment costs and inventory obsolescence and write-offs. We expect our cost of revenue to increase in absolute dollars and decrease as a percentage of revenues over time as we shift to new manufacturing processes and vendors that we anticipate will result in greater efficiency and lower per unit costs.

We expect we will continue to invest additional resources into our products to expand and further develop our offerings. The level and timing of investment in these areas could affect our cost of revenue in the future.

Operating Expenses

Research and Development Expenses

Research and development expenses consist primarily of costs incurred in connection with the research and development of our products, which include payroll and payroll related expenses, facilities costs, depreciation expense, materials and supplies, and consultant costs.

We expense all research and development costs in the periods in which such costs are incurred. Research and development activities are central to our business. We expect that our research and development expenses will increase substantially for the foreseeable future as we continue to invest in the development of the QT Breast Scanner and devote significant resources to the research and development of the full-body scanner product candidate intended for orthopedic and pediatric use.

As of the date of Amendment No. 1 to the Current Report on Form 8-K/A to which this is an exhibit, we cannot reasonably determine the nature, timing and costs of the efforts that will be necessary to complete the enhancements of the QT Breast Scanner, or estimate the nature, timing and costs that will be necessary to complete the development of, and obtain regulatory approval for, the full-body scanner product candidate. The process of conducting the necessary research and development to obtain regulatory approval of a product candidate is costly and time-consuming, and the successful development of our product candidates is highly uncertain. Our research and development expenses may vary significantly based on factors such as, without limitation:

•	The timing and progress of development activities;

•	Our ability to maintain our current research and development programs and to establish new ones;

•	The receipt of regulatory approvals from applicable regulatory authorities without the need for independent clinical trials or validation;

•	Duration of subject participation in any trials and follow-ups;

•	The countries and jurisdictions in which the trials are conducted;

•	Length of time required to enroll eligible subjects and initiate trials;

•	Per trial subject costs;

•	Number of trials required for regulatory approval;

•	The timing, receipt, and terms of any marketing approvals from applicable regulatory authorities;

•	The success of our international distribution arrangements, and our ability to establish new licensing or collaboration arrangements;

•	Establishing scale commercial manufacturing abilities or making arrangements with third-party manufacturers;

•	The hiring and retention of research and development personnel;

•	Obtaining, maintaining, defending, and enforcing intellectual property rights; and

•	The phases of development of our product candidates.

Any changes in the outcome of any of these variables with respect to the development of our products or product candidates could significantly change the costs and timing associated with the development of these products and product candidates.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of personnel costs, costs related to maintenance and filings of intellectual property, and other expenses for outside professional services, including legal, consulting, investor relations, audit and accounting services. Our personnel costs consist of salaries, benefits and stock-based compensation expenses. Selling, general and administrative expenses include facilities, depreciation and other expenses, which include direct or allocated expenses for rent and maintenance of facilities and insurance. Selling, general and administrative expenses also include consulting expenses and costs for conferences, meetings, and other events.

We anticipate that our selling, general and administrative expenses will increase to support our expanding headcount and operations, increased costs of operating as a public company, the development of a commercial infrastructure to support commercialization of our products and product candidates, and the use of outside service providers such as insurers, consultants, lawyers, and accountants. Our selling expenses are anticipated to increase in the long term as we continue to increase the size of our direct sales force and sales support personnel and expand into new products and markets. We also expect selling expenses to increase in the near term as we promote our brand through marketing and advertising initiatives, expand market presence and hire additional personnel to drive penetration and generate leads.

Results of Operations

Comparison of the years ended December 31, 2023 and 2022

	For Years Ended December 31,		Change
	2023	2022	$	%
Revenue	$40,355	$708,244	$(667,889)	(94)%
Cost of revenue	134,988	556,925	(421,937)	(76)%

Gross profit (loss)	(94,633)	151,319	(245,952)	(163)%

Operating expenses:
Research and development	1,485,636	2,386,086	(900,450)	(38)%
Selling, general and administrative	3,427,690	3,551,527	(123,837)	(3)%

Total operating expenses	4,913,326	5,937,613	(1,024,287)	(17)%

Loss from operations	(5,007,959)	(5,786,294)	(778,335)	(13)%
Other expense	(544,566)	—	544,566	100%
Interest expense, net	(544,826)	(468,174)	76,652	16%

Loss before income tax expense	(6,097,351)	(6,254,468)	(157,117)	(3)%
Income tax expense	1,600	1,600	—	0%

Net loss and comprehensive loss	$(6,098,951)	$(6,256,068)	$(157,117)	(3)%

Revenue

Revenue decreased by $667,889 to $40,355 for the year ended December 31, 2023 from $708,244 for the year ended December 31, 2022. The decrease in revenue was primarily attributable to the sale of two QT Breast Scanners in 2022 as compared with no scanners sold in 2023 due to the timing of sales orders received and availability of scanners that were earmarked and ready for sale to customers.

Cost of Revenue

Cost of revenue decreased by $421,937 to $134,988 for the year ended December 31, 2023 from $556,925 for the year ended December 31, 2022. The decrease in cost of revenue was primarily attributable to the sale of two QT Breast Scanners in 2022 as compared with no scanners sold in 2023, which was partially offset by inventory write-offs.

Operating Expenses

Research and Development Expenses

Research and development expenses decreased by $900,450 to $1,485,636 for the year ended December 31, 2023 from $2,386,086 for the year ended December 31, 2022. The decrease in research and development expenses was primarily attributable to a decrease in professional and outside services of $505,219 as we paused a major component redesign of the QT Breast Scanner to preserve cash, a decrease of $160,262 in depreciation and amortization, and a decrease of $26,839 in research supplies and materials, partially offset by an increase in research and development grant income of $193,132.

Selling, General and Administrative Expenses

General and administrative expenses decreased by $123,837 to $3,427,690 for the year ended December 31, 2023 from $3,551,527 for the year ended December 31, 2022. This change was primarily due to a decrease in employee compensation costs of $374,048 as a result of a reduction in headcount in 2023, partially offset by an increase in professional services expense of $266,475 related to the business combination process.

Other expense

Other expenses increased by $544,566 during the year ended December 31, 2023. There were no other expenses during the year ended December 31, 2022. This increase was primarily due to a debt extinguishment loss of $376,086 related to an amendment and issuance of the senior secured convertible promissory note to US Capital as part of the Bridge Loan, and an induced conversion expense of $168,356 related to the conversion of the principal balance and accrued interest of the 2020 Notes into 100,000 shares of QT Imaging common stock.

Interest expense, net

Interest expense, net increased by $76,652 to $544,826 for the year ended December 31, 2023 from $468,174 for the year ended December 31, 2022. This change is primarily driven by the amortization of debt discount of $30,458 for Bridge Loans and an increase in interest expense of $43,080 for the convertible notes payable with related parties.

Liquidity and Capital Resources

Sources of Liquidity

To date, we have financed our operations primarily through the sale of equity securities, issuances of convertible notes, grants from the U.S. government, and other debt. Since our inception, we have incurred significant operating losses and negative cash flows. As of December 31, 2023 and 2022, we had an accumulated deficit of $17,770,145 and $11,671,194, respectively. As of December 31, 2023 and 2022, we had cash and restricted cash and cash equivalents of $184,686 and $475,076, respectively. Our primary uses of cash are for general working capital requirements, and capital expenditures. Cash flows from operations have been historically negative as we invested in product development, clinical trials, and manufacturing. We expect to be cash flow negative for the foreseeable future, although we may have quarterly results where cash flows from operations are positive.

In connection with the Business Combination, we entered into various agreements to obtain financing through the issuance of debt and through stock subscription agreements. Subsequent to December 31, 2023, we received the Pre-Paid Advance net of issuance costs of $9,005,000 from Yorkville pursuant to the Standby Equity Purchase Agreement, $500,000 of cash proceeds from an investor related to a stock subscription agreement, and $1,500,000 in cash proceeds through a note payable from Funicular Funds, LP. The Standby Equity Purchase Agreement provides us with access to an additional $40 million of potential capital through the issuance of common stock to Yorkville. During the time we have a balance under the Pre-Paid Advance, advances can be received with written consent of Yorkville or upon a trigger event, which occurs when the daily volume-weighted average price is less than $2.00 per share for five consecutive trading days. We believe that the additional cash received and financing arrangements at the closing of the Business Combination will be sufficient to fund our current operating plan for at least the next 12 months from the date of issuance of the accompanied consolidated financial statements.

Our future capital requirements will depend on many factors, including our growth rate, the timing and extent of our spending to support research and development activities, the timing and cost of establishing additional sales and marketing capabilities, and the timing and cost to introduce new and enhanced products. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us or at all. Any additional debt financing obtained by us in the future could also involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. Additionally, if we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of QT Imaging, and any new equity securities we issue could have rights, preferences and privileges senior to those of holders of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited.

Paycheck Protection Program Loan

On February 24, 2021 and May 5, 2020, we received loans (“PPP Loans”) from US Bank to fund payroll, rent and utilities through the Paycheck Protection Program (“PPP”). We received partial forgiveness on the PPP Loans during fiscal year 2021. The remaining balances on the PPP Loans are being repaid on a monthly basis, with interest of 1% per annum and the final payment due in February 2026.

As of December 31, 2023, the total principal outstanding under the PPP Loans was $226,348, of which $130,366 was current and $95,982 was noncurrent. As of December 31, 2022, the total principal outstanding under the PPP Loans was $355,405, of which $129,057 was current and $226,348 was noncurrent.

Convertible Notes Payable

In June 2021, we entered into a convertible promissory note agreement (the “Note”) with USCG for advances of up to $10,000,000. Advances on the Note can be made to us up to six months after the inception of the Note unless extensions for advances to be made is mutually agreed between both parties. The Note bears interest at 12% per annum on any amounts drawn and matures on July 6, 2024. The Note is collateralized by all assets of QT Imaging and is guaranteed by QT Labs. The terms of the Note include non-financial covenants and, as of December 31, 2023, we were in compliance with those covenants. Through December 31, 2023, we issued warrants in connection with the note to purchase a total of 14,854 shares of common stock which 10,329 shares are exercisable at a price of $4.25 per share and 4,525 shares are exercisable at a price of $4.00 per share. The fair value of the warrants, along with financing fees, were recorded as debt issuance costs and presented in the consolidated balance sheets as a deduction from the carrying amount of the Note.

The Note is convertible, at our option, before the Note matures upon the closing of a single transaction or a series of transactions with a minimum of $15,000,000 of cash proceeds raised in the aggregate. If elected, the conversion price would be 90% of the price per share in the qualified financing. Management assessed whether the embedded features in the Note should have been bifurcated from the debt host and concluded that none of the features required to be accounted for separately from the debt instrument.

In connection with the Fourth Amendment and issuance of the senior secured convertible promissory note to US Capital as part of the Bridge Loan (the “US Capital Note”), the outstanding loan balances of the Note of $2,495,000 with accrued interest of $635,854 was considered extinguished. We recorded $376,086 as a loss on extinguishment in other expenses in the consolidated statements of operations and comprehensive loss, and includes a commission paid of $20,000, remaining unamortized debt issuance costs on the Note of $32,828 and the fair value of warrants to purchase 60,329 shares of common stock of $156,505.

As of December 31, 2023, the total Note and US Capital Note balance was $3,294,659 net of unamortized debt issuance costs of $36,194, and accrued interest of $50,037. As of December 31, 2022, the outstanding amount of the Note was $2,426,263, net of unamortized debt issuance costs of $68,737. Interest expense, including amortization of debt issuance costs, for the years ended December 31, 2023 and 2022 was $340,758 and $326,255, respectively.

Bridge Loan

In November 2023, we entered into a Bridge Loan with the Bridge Lenders in aggregate amount of $1,000,000.

Each Bridge Loan of $200,000 bears no interest but has a cash option value at the date maturity of 120% or $240,000 of the Bridge Loan at each Bridge Lender’s option. Maturity date is the closing date of the Business Combination as defined in Note 1. The Bridge Loan conversion is at $2.00 per share on a post-business combination and, as of December 31, 2023, an aggregate of 1,369,255 shares of common stock would be issued if the entire Bridge Loan was converted.

As of December 31, 2023, the outstanding amount of the Bridge Loan, excluding the US Capital Note, was $774,337, net of unamortized debt issuance costs of $25,663. Interest expense from the amortization of debt issuance costs for the year ended December 31, 2023 was $21,592.

Related Party Convertible Notes Payable

In July 2020, we issued three convertible notes to three of its stockholders for advances up to $3,500,000 in principal (the “2020 Notes”) and bearing annual interest of 5% on any amounts drawn. An additional note was issued in March 2022 as part of the 2020 Notes, but with an annual interest rate of 8%. All principal and interest payments are due on or before July 1, 2025. The 2020 Notes are convertible, at the holder’s option, into shares of QT Imaging common stock at the lower of $5.00 per share or the offering price in a financing of at least $5,000,000 in equity from unaffiliated parties. As of December 31, 2023, an aggregate of 704,299 shares of common stock would be issued if the entire principal and interest under the 2020 Notes was converted. Management assessed whether the embedded features in the 2020 Notes should have been bifurcated from the debt host and concluded that none of the features were required to be accounted for separately from the debt instruments.

In November 2023, $200,000 of the 2020 Notes plus accrued interest of $33,644 was converted through a negotiated induced conversion to 100,000 shares of common stock, which resulted in an induced conversion expense of $168,356 to other expenses in the consolidated statements of operations and comprehensive loss. The induced conversion expense represented the fair value of the common stock issued upon conversion in excess of the common stock issuable under the original terms of the 2020 Notes. As of December 31, 2023 and 2022, the outstanding amount of the 2020 Notes was $3,143,725 and $3,343,725 and accrued interest of $377,772 and $230,627, respectively. Interest expense for the years ended December 31, 2023 and 2022 was $180,789 and $137,709, respectively.

Related Party Working Capital Loans

On May 3, 2023, we issued a promissory note (the “QTI Working Capital Note”) to a shareholder for a principal amount of $250,000. The QTI Working Capital Note was subsequently amended and restated six times on June 12, 2023 to add an additional principal amount of $100,000, August 15, 2023 to add an additional principal amount of $75,000, August 29, 2023 to add an additional principal amount of $100,000, September 12, 2023 to add an additional principal amount of $75,000, September 15, 2023 to add an additional principal amount of $50,000, and October 26, 2023 to add an additional principal amount of $55,000, for an aggregate principal amount outstanding as of December 31, 2023 under the QTI Working Capital Note of $705,000. The QTI Working Capital

Note was issued to provide us with additional working capital during the period prior to consummation of the business combination agreement with GigCapital5. The QTI Working Capital Note is interest-free and matures on the earlier of (i) the date on which we consummates the business combination with GigCapital5, Inc.; (ii) the date we wind up; or (iii) December 31, 2023. Subsequent to December 31, 2023, the QTI Working Capital Note was agreed to be amended and subordinated pursuant to and in accordance with the terms of the Business Combination Agreement. Effective on the Closing of the Business Combination, the QTI Working Capital Note cannot be repaid prior to the repayment or conversion of the Pre-Paid Advance received from Yorkville.

Cash Flows

The following table provides information regarding our cash flows for the periods presented:

	For Years Ended December 31,
	2023	2022
Net cash used in operating activities	$(2,651,143)	$(3,861,735)
Net cash used in investing activities	(13,040)	(22,600)
Net cash provided by financing activities	2,373,793	2,779,729

Net decrease in cash, restricted cash and cash equivalents	$(290,390)	$(1,104,606)

Net Cash used in Operating Activities

Net cash used in operating activities was $2,651,143 for the year ended December 31, 2023 as compared to $3,861,735 for the year ended December 31, 2022. The primary use of our cash was to fund research and development and general and administrative expenses. Net cash used for the year ended December 31, 2023 consisted of a net loss of $6,098,951, adjusted for non-cash expenses primarily including depreciation and amortization of $480,694, stock-based compensation of $709,394, debt extinguishment loss of $376,086, induced conversion expense of $168,356 and the amortization of debt issuance costs of $66,367, and the net change in operating assets and liabilities of $1,655,033. The net change in operating assets and liabilities was primarily due to a decrease in inventory of $98,594, an increase in accounts payable of $876,074, an increase in accrued expenses and other liabilities of $645,840, and an increase in deferred revenue of $347,619, partially offset by a decrease in other liabilities of $205,701, and an increase in prepaid expenses and other current assets of $116,103.

Net cash used for the year ended December 31, 2022 consisted of a net loss of $6,256,068, adjusted for non-cash expenses including depreciation and amortization of $651,750, stock-based compensation of $790,755, fair value of warrants issued in exchange for services of $108,100, amortization of debt issuance costs of $39,923, and non-cash operating lease expense of $4,603, and the net change in operating assets and liabilities of $799,202. The net change in operating assets and liabilities was primarily due to a decrease in inventory of $553,999, an increase in accounts payable of $338,554, an increase in accrued expenses of $178,868 and an increase in other liabilities of $424,040, partially offset primarily by a decrease in deferred revenue of $693,436.

Net Cash used in Investing Activities

During the year ended December 31, 2023 and 2022, net cash used in investing activities was $13,040 and $22,600, respectively, primarily due to the purchase of property and equipment.

Net Cash provided by Financing Activities

During the year ended December 31, 2023, net cash provided by financing activities was $2,373,793, primarily due to $1,017,850 of net proceeds from the sale of QT Imaging common stock and QT Imaging warrants, proceeds of $800,000 from the Bridge Loan and $705,000 from the Working Capital Notes, partially offset by repayments against the PPP loans of $129,057 and cash paid to a lender for debt modification of $20,000.

During the year ended December 31, 2022, net cash provided by financing activities was $2,779,729, primarily due to $915,000 of net proceeds from the sale of QT Imaging common stock and QT Imaging warrants and net proceeds received of $1,992,485 from the issuance of convertible notes payable from related parties and a third-party institution, partially offset by repayments against the PPP loans of $127,756.

Future Funding Requirements

We expect to incur increased significant expenses in connection with our ongoing activities, particularly as we continue the research and development of our products and product candidates, seek expanded regulatory clearances for the QT Breast Scanner, and build a U.S. sales and marketing team. As part of the effort to build the sales and marketing capabilities in the United States, QT Imaging entered into the NXC Agreement, pursuant to which QT Imaging appointed NXC as the non-exclusive agent for the sale of QT Imaging products and services in non-exclusive territories: the U.S., U.S. territories, and U.S. Department of Defense installations. Since our consummation of the Merger, we expect to incur additional costs associated with operating as a public company. Our future funding requirements, both short-and long-term, will depend on many factors, including, without limitation:

•	The progress and results of our trials and interpretation of those results by the FDA (and other regulatory authorities, as required);

•	Expand our current manufacturing operations;

•	Seek regulatory clearances for product candidates and expanded regulatory clearance for the QT Breast Scanner;

•	Establish a sales, marketing, medical affairs, and distribution infrastructure;

•

The cost of operating as a public company, including hiring additional personnel as well as increased director and officer insurance premiums, audit and legal fees, investor relations fees and expenses related to compliance with public company reporting requirements under the Exchange Act and rules implemented by the SEC and Nasdaq; and

•	The costs and timing of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending our intellectual property-related claims.

We plan to continue to incur substantial costs in order to conduct research and development activities necessary to develop a commercialized product. Additional capital will be needed to undertake these activities and commercialization efforts. We intend to raise such capital through the issuance of additional equity, borrowings and potential strategic alliances with other companies. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If such financing is not available at adequate levels or on acceptable terms, we could be required to significantly reduce operating expenses and delay, reduce the scope of or eliminate some of our development programs or our commercialization efforts, out-license intellectual property rights to our product candidates and sell unsecured assets, or a combination of the foregoing, any of which may have a material adverse effect on our business, results of operations, financial condition and/or our ability to fund our scheduled obligations on a timely basis, or at all.

Because of the numerous risks and uncertainties associated with manufacturing, research, development and commercialization of products, we are unable to estimate the exact amount of our operating capital requirements. Our future funding requirements will depend on, and could increase significantly as a result of, many factors, including, without limitation:

•	The timing, receipt and amount of revenues from the sales of the QT Breast Scanner and related products and services, or any future approved or cleared products and product candidates, if any;

•	The cost of future activities, including product sales, medical affairs, marketing, manufacturing and distribution for the QT Breast Scanner;

•	The costs, timing, and outcomes of regulatory review of applications for expanded clearances for the QT Breast Scanner and clearance for other products;

•	The scope, progress, results and costs of researching, developing and manufacturing our product candidates or any future product candidates, and conducting studies and clinical trials;

•	The timing of, and the costs involved in, obtaining regulatory approvals or clearances for our product candidates or any future product candidates;

•

The cost of manufacturing our product candidates or any future product candidates and any products we successfully commercialize, including costs associated with building out our manufacturing capabilities;

•	The cost and time needed to attract and retain skilled personnel to support our continued growth;

•	Our ability to establish and maintain strategic collaborations, licensing or other arrangements and the financial terms of any such agreements that we may enter into; and

•	The costs associated with being a public company.

Additionally, our operating plans may change, and we may need additional funds to meet operational needs and capital requirements for future trials and other research and development activities. Until such time, if ever, as we can generate substantial product revenue, we expect to finance our cash needs through a combination of public or private equity offerings, debt financings, collaborations, strategic partnerships or marketing, distribution or licensing arrangements with third parties. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest may be materially diluted, and the terms of such securities could include liquidation or other preferences that adversely affect your rights as an ordinary shareholder. Debt financing and preferred equity financing, if available, may involve agreements that include restrictive covenants that limit our ability to take specified actions, such as incurring additional debt, making capital expenditures or declaring dividends. In addition, debt financing would result in increased fixed payment obligations.

If we raise funds through collaborations, strategic partnerships or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or products, or grant licenses on terms that may not be favorable to us.

If we are unable to raise additional funds when needed, we may be required to delay, reduce, or eliminate our product development or future commercialization efforts, or grant rights to develop and market products that we would otherwise prefer to develop and market ourselves.

Our ability to continue as a going concern is dependent upon our ability to successfully accomplish these plans and secure sources of financing and attain profitable operations. If we are unable to obtain adequate capital, we could be forced to cease operations. See the section of the Final Proxy Statement/Prospectus titled “Risk Factors” for additional factors and risks associated with our capital requirements.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Contractual Obligations

We lease our operating facilities in Novato, California, under a non-cancelable operating lease through May 31, 2027. There are no options or rights to extend the term of this lease.

Contingencies

Litigation

We are subject to occasional lawsuits, investigations and claims arising out of the normal course of business. As of the date the condensed consolidated financial statements were available to be issued, management is not aware of any pending claims that will have a material impact on our consolidated financial statements.

Emerging Growth Company

We are an emerging growth company (“EGC”), as defined in the JOBS Act, following the consummation of the Business Combination. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company, or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an EGC, we intend to rely on such exemptions, we are not required to, among other things: (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd- Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (United States) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an EGC under the JOBS Act until the earliest of (i) the last day of our first fiscal year following the fifth anniversary of the closing of the Business Combination, (ii) the last date of our fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the date on which we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 promulgated under the Exchange Act, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three-years.

Critical Accounting and Estimates

The discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these consolidated financial statements requires us to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses and the related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate these estimates, and assumptions, including those related to revenue, provisions for credit losses, inventories, stock-based compensation and income taxes, among others. Our estimates are derived from historical experience, current conditions and various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities as well as identifying and assessing the accounting treatment with respect to commitments and contingencies. Our actual results may materially differ from these estimates. In addition, any change in these estimates or their underlying assumptions could have a material adverse effect on our operating results.

We believe that the accounting policies discussed below are critical to the understanding of our historical and future performance, and these accounting policies involve a significant degree of judgment and complexity. For further information, see the notes to our audited consolidated financial statements attached as Exhibit 99.1 to the Amendment No. 1 to the Current Report on Form 8-K/A to which this is an exhibit.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration we expect to be entitled to receive in exchange for these goods or services.

We determine revenue recognition through the following steps:

1. Identification of the contract, or contracts, with a customer:

We consider the terms and conditions of the contract in identifying the contracts. We determine a contract with a customer to exist when the contract is approved, each party’s rights regarding the goods or services to be transferred can be identified, the payment terms for the goods or services can be identified, it has been determined the customer has the ability and intent to pay, and the contract has commercial substance. At contract inception, we evaluate whether two or more contracts should be combined and accounted for as a single contract and whether the combined or single contract includes more than one performance obligation. We apply judgment in determining the customer’s ability and intent to pay, which is based on a variety of factors, including the customer’s historical payment experience or, in the case of a new customer, credit and financial information pertaining to the customer.

2. Identification of the performance obligations in the contract:

Performance obligations promised in a contract are identified based on the goods or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the goods or services either on its own or together with other resources that are readily available from third parties or from us, and are distinct in the context of the contract, whereby the transfer of the goods or services is separately identifiable from other promises in the contract. Our performance obligations consist of (i) product sales, (ii) maintenance contracts and (iii) other services including training.

3. Determination of the transaction price:

The transaction price is determined based on the consideration to which we expect to be entitled in exchange for transferring goods or services to the customer. Variable consideration is included in the transaction price if, in our judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. Our contracts do not contain a significant financing component.

4. Allocation of the transaction price to the performance obligations in the contract:

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price.

5. Recognition of revenue when, or as a performance obligation is satisfied:

For product sales and services, revenue is recognized at the time the related performance obligation is satisfied by transferring the control of the promised goods or services to a customer, in an amount that reflects the consideration that we expect to receive in exchange for those goods or services. Training and maintenance services are generally recognized upon invoicing in amounts that correspond directly with the value to the customer of the performance completed to date which primarily includes professional service arrangements entered on a time and materials basis.

Inventory

Inventory is stated at the lower of cost or net realizable value. Cost is determined using the weighted- average cost method. We periodically reviews the value of items in inventory and provides write-offs of inventory that is obsolete. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. Once inventory has been written down below cost, it is not subsequently written up.

Leases

We primarily enter into leases for office space that are classified as operating leases. We determine if an arrangement is or contains a lease at inception. We account for leases by recording right-of-use (“ROU”) assets and lease liabilities on the consolidated balance sheets in the captions operating lease right-of-use assets, net and operating lease liabilities, respectively. The lease term includes the non-cancelable period of the lease plus any additional periods covered by an option to extend that we are reasonably certain to exercise. Our leases do not include substantial variable payments based on index or rates. Our lease agreements do not contain any significant residual value guarantees or material restrictive covenants.

Our leases do not provide a readily determinable implicit discount rate. Our incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in similar economic environments. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The lease payments related to the next 12 months are included in operating lease liabilities in current liabilities in the accompanying consolidated balance sheets. We recognize a single lease cost on a straight-line basis over the term of the lease, and we classify all cash payments within operating activities in the consolidated statements of cash flows.

Income Taxes

Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets be reduced by a valuation allowance if it is more-likely-than-not that some or all of the deferred tax asset will not be realized. We annually evaluate the realizability of deferred tax assets by assessing the valuation allowance and by adjusting the amount of such allowance, if necessary. The factors used to assess the likelihood of realization include our forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets.

We recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more-likely-than-not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. In accordance with this accounting policy, we recognize accrued interest and penalties related to unrecognized tax benefits as a component of income tax benefit.

Stock-Based Compensation

Stock-based compensation cost is measured at the grant date based on the fair market value of the award. Stock-based compensation is recognized as expense on a ratable basis over the requisite service period of the award. We value stock options using a Black-Scholes option pricing model. This model requires the use of highly subjective and complex assumptions which determine the fair value of stock-based awards, including the option’s expected term, stock price volatility and risk-free interest rates. Forfeitures are recorded as they occur.

Recently Adopted Accounting Standards

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequently issued several supplemental/clarifying ASUs (collectively, “ASC 326”). This ASU requires entities to estimate a lifetime expected credit loss for most financial assets, including trade and other receivables, other long-term financings including available for sale and held-to-maturity debt securities, and loans. We adopted ASC 326 on January 1, 2023. This standard did not have a material impact on our consolidated financial statements.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires disclosure of incremental segment information on an annual and interim basis. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, and requires retrospective application to all prior periods presented in the financial statements. Early adoption is permitted. We are currently evaluating the impact of the new standard on the consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU is intended to improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. It also includes certain other amendments to improve the effectiveness of income tax disclosures. The ASU’s amendments are effective for public business entities for annual periods beginning after December 15, 2024. Entities are permitted to early adopt the standard for “annual financial statements that have not yet been issued or made available for issuance.” Adoption is either prospectively or retrospectively, we will adopt this ASU on a prospective basis. We are currently evaluating the impact of the new standard on the consolidated financial statements and related disclosures.